AGREEMENT

         Agreement made this l2th day of September, 1998 between EuroWeb International Corp., ("EWEB"), a corporation organized under the laws of the State of Delaware in the United States and Peter E. Klenner ("Klenner") of 1118 Budapest, Kelenhegyi ut 43. Hungary.

                                   WITNESSETH

         1. EWEB hereby sells and Klenner hereby purchases 333,333 shares of EWEB's common stock, .001 par value at a price of $250,000 (the "Shares") or $.75 per share. The price is calculated at the bid price per share at closing on l2th of September, 1998, less a 25% discount.

         2. The parties acknowledge that the Shares have not been registered but are being sold in a private placement pursuant to an exemption from Registration provided by section 4(2) of the Securities Act of 1933 and/or Regulation 506 promulgated thereunder.

         3. Klenner acknowledges that he has received copies of EWEB's 10-KSB for the years ended December 31, 1996 and 1997 and of EWEB's l0-QSB for the periods ended March 31, 1998 and June 30,1998 and of all electronic filings made by EWEB using the Edgar system since October 1996 and has received all information requested by him from EWEB so as to enable him to make an informed opinion of the Transaction.

         4. EWEB agrees to file a Registration Statement on SEC form S-3 within 3 months after the date of this agreement to register the Shares so that the initial legend on the shares can be removed.

         5. EWEB agrees that for a period of six months after Sept 12, 1998 (the "Put Period") that it will purchase from Klenner 166,666 of the Shares at a price of $.75 per share in the event Klenner notifies EWEB in writing of his desire to sell these shares to EWEB during the Put Period.


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                                      EuroWeb International Corp.


                                      By: /S/FRANK R. COHEN
                                      --------------------------------
                                      Frank R Cohen, Chairman of Board


                                      By: /S/PETER E. KLENNER
                                      ---------------------------------
                                      Peter E. Klenner